                                                                               .
                                                                               .
                                                                               .
Exhibit 12.1 Statement RE: Computation of Ratio of Earnings to Fixed Charges


                                         Fiscal Year Ended     April 1, 2000   July 1, 2000         Fiscal Year Ended
                                     -------------------------                               -----------------------------------
                                       March 31,    March 31,   to June 30      to March 31    March 31,    March 31,  March 31,
                                         1999        2000          2000            2001          2002         2003       2004
                                         ----        ----          ----            ----          ----         ----       ----
                                                                  (Pre-           (Post-
                                                               Going Private   Going Private
                                                                Transaction)    Transaction)


Consolidated pretax loss
 from continuing operations           $  (15,052)  $  (22,398)    $  (6,088)      $ (37,683)  $  (48,168)  $  (2,819) $   (34,979)

Interest expense                          65,520       66,785        16,540          52,334       72,037      55,728       79,877

Net amortization of debt discount
 premium and issuance expense                475          541           145             127          999       2,439        2,414

Interest portion of rental expense        71,548       73,729        18,919          56,286       78,922      77,111       77,308
                                      ----------   ----------     ---------       ---------   ----------   ---------  -----------

   Earnings                           $  122,491   $  118,657     $  29,516       $  71,064   $  101,790   $ 132,459  $   124,420
                                      ==========   ==========     =========       =========   ==========   =========  ===========


Interest expense                          65,520       66,785        16,540          52,334       72,037      55,728       79,877

Net amortization of debt discount
 premium and issuance expense                475          541           145             127          999       2,439        2,414

Interest portion of rental expense        71,548       73,729        18,919          56,286       78,922      77,111       77,308
                                      ----------   ----------     ---------       ---------   ----------   ---------  -----------

   Fixed Charges                      $  137,543   $  141,055     $  35,604       $ 108,747   $  149,958   $ 135,278  $   159,399
                                      ----------   ----------     ---------       ---------   ----------   ---------  -----------

   Ratio of Earnings to Fixed Charges        -            -             -           -                -           -           -
                                      ----------   ----------     ---------       ---------   ----------   ---------  -----------

   Coverage Deficiency                $   15,052   $   22,398     $   6,088       $  37,683   $   48,168   $   2,819  $    34,979
                                      ==========   ==========     =========       =========   ==========   =========  ===========

               Pro Forma  Computation of Ratio of Earnings to Fixed Charges


                                                                                                                         Fiscal
                                                                                                                       Year Ended
                                                                                                                        March 31,
                                                                                                                          2004
                                                                                                                          ----


Pro forma Consolidated pretax loss
 from continuing operations                                                                                            $  (10,492)

Pro forma Interest Expense                                                                                                 55,547

Net amortization of debt discount and
 premium and issuance expense                                                                                               2,057

Interest portion of rental expense                                                                                         77,308
                                                                                                                       ----------

   Pro forma Earnings                                                                                                  $  124,420
                                                                                                                       ----------

Pro forma Interest Expense                                                                                             $   55,547

Net amortization of debt discount and
 premium and issuance expense                                                                                               2,057

Interest portion of rental expense                                                                                         77,308
                                                                                                                       ----------

   Pro forma Fixed Charges                                                                                             $  134,912
                                                                                                                       ==========
   Pro forma Ratio of Earnings
   to Fixed Charges                                                                                                           -
                                                                                                                       ----------

   Coverage Deficiency                                                                                                 $   10,492
                                                                                                                       ==========

Note: Earnings are not adequate to cover fixed charges.